Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126885) of our report dated March 25, 2004, except as to the guarantor subsidiaries financial statements for the year ended December 31, 2003 presented in Note 26 which is as of July 18, 2005, relating to the financial statements and financial statement schedule of RCN Corporation, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Florham Park, NJ
March 10, 2006